                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                         Date of Report : July 03, 1997



                         BIODYNAMICS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      FLORIDA                   0-16128                      59-3100165
 (STATE OR OTHER        (COMMISSION FILE NUMBER)           (IRS EMPLOYER
   JURISDICTION)                                       IDENTIFICATION NUMBER)



             1719 ROUTE 10, SUITE 314, PARSIPPANY, NEW JERSEY 07054
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                 1-973-359-8444


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ITEM 5.  OTHER EVENTS

Biodynamics International, Inc. announced that it had settled the litigation with the former owner of its German subsidiary.

The settlement agreement cancels approximately $1.6 million, including accrued interest, due from Biodynamics to the former owner. Cancellation of this debt, which relates to the original acquisition of the German subsidiary, will result in a direct increase in equity.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         (c)     Exhibits

                 99.1     News Release - Biodynamics Settles Litigation


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


Date: July 03, 1997                    Biodynamics International, Inc.


                                       /s/ Karl H. Meister
                                       --------------------------------------
                                       Karl H. Meister
                                       President and Chief Executive Officer

                                       /s/ Nicholas A. Frungillo, Jr.
                                       --------------------------------------
                                       Nicholas A. Frungillo, Jr.
                                       Chief Financial Officer




                                  EXHIBIT INDEX

99.1  News Release - Biodynamics Settles Litigation